Exhibit 99.1

INCOME FUND

TEN, LLC

PORTFOLIO OVERVIEW

FIRST QUARTER

2009

LETTER FROM THE CEOs

Dear investor in ICON Income Fund Ten, LLC:

We write to briefly summarize our activity for the first quarter of 2009.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q, as well as our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of March 31, 2009, Fund Ten was in its operating period.  As of March 31, we had invested $135,558,0051 of capital in approximately $305,448,5432 worth of business-essential equipment.  Total distributions as of March 31, 2009 were $59,058,953, with an investor that invested $10,000 at inception receiving $4,806 in distributions. Further, our distribution coverage ratio3 for the quarter was 105.16%.  As of March 31, Fund Ten maintained a leverage ratio of 0.104 and collected 100% of all scheduled rent and loan receivables for the quarter.

Although the first quarter of 2009 was challenging from a macroeconomic perspective, we are pleased to advise that our portfolio’s active investments are performing well. As previously disclosed, we had to restructure our financing with Premier in exchange for control of the equity in Premier’s parent company.  We continue to actively manage this restructuring and remain hopeful that we will achieve a favorable return on this investment.  Fund Ten did not lease or finance any new equipment in the first quarter of 20095.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.  We look forward to sharing future successes.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1 Pursuant to Fund Ten’s financials, prepared in accordance with US GAAP.
2 Pursuant to Fund Ten’s financials, prepared in accordance with US GAAP.
3 The ratio of inflows from investments divided by paid distributions.
4 Pursuant to Fund Ten’s financials, prepared in accordance with US GAAP.  Leverage ratio is defined as total liabilities divided by total equity.
5 Pursuant to Fund Ten’s financials, prepared in accordance with US GAAP.

ICON Income Fund Ten, LLC

- Portfolio Overview First Quarter 2009 -

We are pleased to present ICON Income Fund Ten, LLC’s (the “Fund”) Portfolio Overview for the first quarter of 2009.  References to “we”, “us” and “our” are references to the Fund, references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $150,000,000 commencing with our initial offering on June 2, 2003 through the closing of the offering on April 5, 2005.

During the first quarter of 2009, we continued in our operating period, during which time we continued to seek to finance equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments facilitates distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of March 31, 2009, our portfolio consisted primarily of the following investments.

•
We, along with ICON Leasing Fund Eleven, LLC (“Fund Eleven”) and ICON Income Fund Eight A L.P., affiliates of our Manager, have ownership interests of 30.62%, 61.39% and 7.99%, respectively, in a joint venture that owns telecommunications equipment subject to a forty-eight-month lease with Global Crossing Telecommunications, Inc. (“Global Crossing”).  Our interest was acquired for approximately $7,695,000.  The lease is scheduled to expire on March 31, 2010.  We also own a 72.34% interest in another joint venture with Fund Eleven and ICON Income Fund Nine, LLC, an affiliate of our Manager, with interests of 13.26% and 14.40%, respectively, that owns telecommunications equipment subject to a forty-eight-month lease with Global Crossing.  That lease is scheduled to expire on October 31, 2010.  In addition, we formed a joint venture, ICON Global Crossing V, LLC (“ICON Global Crossing V”), with Fund Eleven.  We own a 45% interest in ICON Global Crossing V, which leases telecommunications equipment to Global Crossing.  This equipment was purchased for approximately $12,982,000 and is subject to a thirty-six-month lease that expires on December 31, 2010.

•
ICON Northern Leasing, LLC, a joint venture among us, Fund Eleven and ICON Leasing Fund Twelve, LLC (“Fund Twelve”), an affiliate of our Manager, purchased four promissory notes (the “Notes”) and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006. We, Fund Eleven and Fund Twelve have ownership interests of 12.25%, 35% and 52.75%, respectively.  The aggregate purchase price for the Notes was approximately $31,573,000 and is secured by an underlying pool of leases for credit card machines.  The Notes accrue interest at rates ranging from 7.97% to 8.40% per year and require monthly payments ranging from approximately $183,000 to $422,000.  The Notes mature between October 15, 2010 and August 14, 2011 and require balloon payments at the end of each note ranging from approximately $594,000 to $1,255,000.  Our share of the purchase price of the Notes was approximately $3,868,000.

•
A 95,639 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Carina (“Eagle Carina”), was purchased from Aframax Tanker II AS by ICON Eagle Carina Pte. Ltd., a Singapore corporation wholly-owned by ICON Carina Holdings, LLC, a joint venture owned 35.7% by us and 64.3% by Fund Twelve.  The Eagle Carina was acquired for $39,010,000, comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four-month bareboat charter with AET, Inc. Limited (“AET”) that expires on November 14, 2013.

•
A 95,634 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Corona (“Eagle Corona”), was purchased from Aframax Tanker II AS by ICON Eagle Corona Pte. Ltd., a Singapore corporation wholly-owned by ICON Corona Holdings, LLC, a joint venture owned 35.7% by us and 64.3% by Fund Twelve.  The Eagle Corona was acquired for $41,270,000, comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four-month bareboat charter with AET that expires on November 14, 2013.

•
Hospital bedside entertainment and communication terminals subject to lease with Premier Telecom Contracts Limited (“Premier”).  The terminals are installed in several National Health Service hospitals throughout the United Kingdom.  Premier is one of four companies in the United Kingdom to receive the right to install and operate the equipment in hospitals, and it has the exclusive right to install and operate the equipment in thirteen hospitals.  We, through our wholly-owned subsidiary, ICON Premier, LLC (“ICON Premier”), purchased the equipment for approximately $13,945,000 and the lease is scheduled to expire on December 31, 2012.  On January 30, 2009, ICON Premier restructured its lease financing with Premier in exchange for control in the parent company of Premier, Pretel Group Limited, until such time as ICON Premier receives its expected return on its investment.

•
Automotive steering column production and assembly equipment subject to a lease with Anchor Tool & Die Co.  We purchased the equipment for approximately $2,817,000 and the lease is scheduled to expire on September 30, 2009.

•
Machining and metal working equipment subject to leases with MW Texas Die Casting, Inc. and MW Monroe Plastics, Inc., each of which is a wholly-owned subsidiary of MW Universal, Inc.  We acquired the equipment for both leases for an aggregate purchase price of approximately $4,000,000.  Each of the leases commenced on January 1, 2008 and continues for a period of sixty months.

•	Four double box girder cranes leased to WPS, Inc. We acquired the cranes for approximately $894,000. The lease expired on March 31, 2009 and continues to be renewed on a month-to-month basis.

•	Material handling equipment leased to Saturn Corporation. We acquired the equipment for approximately $594,000 and the lease is scheduled to expire on September 30, 2011.

•
Two 3,350 TEU (twenty-foot equivalent unit) container vessels, the M/V ZIM Korea and the M/V ZIM Canada, that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.  The bareboat charters for the vessels were each scheduled to expire in June 2009.  On July 1, 2008, the bareboat charters were extended until June 30, 2014.  The purchase price for the two vessels was approximately $70,700,000, comprised of approximately $18,400,000 in cash and approximately $52,300,000 in a non-recourse loan.

•
A 49% interest in one Aframax 98,507 DWT (deadweight tonnage) product tanker – the Mayon Spirit.  We acquired our interest in the vessel through a joint venture with Fund Twelve.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse loan in the amount of approximately $24,938,000. Simultaneously with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation for a period of forty-eight-months and is scheduled to expire in July 2011.  We acquired our interest in the Mayon Spirit for approximately $7,548,000 in cash.

Unguaranteed Residual Interests

•
We entered into an agreement with Summit Asset Management Limited to acquire a 75% interest in the unguaranteed residual values of a portfolio of equipment on lease with various lessees in the United Kingdom for approximately $2,843,000. The majority of the portfolio is comprised of information technology equipment, including laptops, desktops and printers.  All of the leases expire at various dates through August 2009.  For the three months ended March 31, 2009, we received approximately $162,000 in residual proceeds from the sale of the equipment.

•
We entered into an agreement with Key Finance Group, Ltd. to acquire a 100% interest in the unguaranteed residual values of technology equipment on lease with various United Kingdom lessees for approximately $782,000. All of the leases expire at various dates through March 2015.  For the three months ended March 31, 2009, we received approximately $14,000 in residual proceeds from the sale of the equipment.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases, loans and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager of $32,192 and $32,226 for the three months ended March 31, 2009 and 2008, respectively.  Our Manager’s interest in our net income for the three months ended March 31, 2009 and 2008 was $15,928 and $74,787, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates for the three months ended March 31, 2009 and 2008 were as follows:

			Three Months Ended March 31,
Entity	Capacity	Description	2009	2008
ICON Capital Corp.	Manager	Management fees (1)	$348,650	$533,587
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	$290,789	$353,558

(1) Amount charged directly to operations.

At March 31, 2009, we had a payable of $939,519 due to our Manager and its affiliates that primarily consisted of administrative expense reimbursements. Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	March 31,
	2009	December 31,
	(unaudited)	2008
Current assets:
Cash and cash equivalents	$3,065,252	$3,784,794
Current portion of net investment in finance lease	-	725,220
Equipment held for sale or lease, net	23,350	98,350
Restricted cash	177,563	226,882
Other receivables, net	782,373	-
Other current assets	358,986	282,062

Total current assets	4,407,524	5,117,308

Non-current assets:
Net investment in finance lease, less current portion	-	6,916,347
Leased equipment at cost (less accumulated depreciation of
$49,296,070 and $47,649,844, respectively)	43,948,357	45,553,277
Fixed assets (less accumulated depreciation of $314,892)	6,514,854	-
Investments in joint ventures	29,880,600	30,591,890
Investments in unguaranteed residual values	477,014	754,090
Intangibles	1,080,191	-
Other non-current assets, net	56,976	66,285

Total non-current assets	81,957,992	83,881,889

Total Assets	$86,365,516	$88,999,197

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$4,230,400	$7,076,252
Interest rate swap contracts	41,390	88,214
Deferred revenue	61,712	48,699
Due to Manager and affiliates	939,519	1,048,301
Accrued expenses and other current liabilities	2,547,880	256,595

Total Liabilities	7,820,901	8,518,061

Commitments and contingencies (Note 13)

Equity:
Members' Equity:
Manager	(501,188)	(484,924)
Additional Members	80,327,779	81,937,867
Accumulated other comprehensive loss	(3,266,854)	(3,145,791)

Total Members' Equity	76,559,737	78,307,152

Noncontrolling Interests	1,984,878	2,173,984

Total Equity	78,544,615	80,481,136

Total Liabilities and Equity	$86,365,516	$88,999,197

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue:
Rental income	$3,821,830	$6,609,415
Finance income	-	675,724
Income from investments in joint ventures	1,006,581	680,402
Net gain on sales of equipment and unguaranteed residual values	128,543	6,807,518
Interest and other income	976,867	99,682

Total revenue	5,933,821	14,872,741

Expenses:
Management fees - Manager	348,650	533,587
Administrative expense reimbursements - Manager	290,789	353,558
General and administrative	1,469,476	415,429
Interest	178,393	544,500
Depreciation and amortization	1,971,474	5,452,457

Total expenses	4,258,782	7,299,531

Net income	1,675,039	7,573,210

Less: Net income attributable to noncontrolling interests	82,224	94,470

Net income attributable to Fund Ten	$1,592,815	$7,478,740

Net income attributable to Fund Ten allocable to:
Additional Members	$1,576,887	$7,403,953
Manager	15,928	74,787

	$1,592,815	$7,478,740

Weighted average number of additional
shares of limited liability company interests outstanding	148,231	148,336

Net income attributable to Fund Ten per weighted
average additional share of limited liability company interests	$10.64	$49.91

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statement of Changes in Equity

	Members' Equity

	Additional Shares			Accumulated Other	Total
	of Limited Liability Company Interests	Additional Members	Manager	Comprehensive Loss	Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2008	148,231	$81,937,867	$(484,924)	$(3,145,791)	$78,307,152	$2,173,984	$80,481,136
Net income		1,576,887	15,928		1,592,815	82,224	1,675,039
Change in valuation of interest
rate swap contracts		-	-	8,863	8,863	-	8,863
Currency translation adjustments		-	-	(129,926)	(129,926)	-	(129,926)
Comprehensive income					1,471,752		1,553,976
Additional member shares redeemed	-	-	-	-	-	-	-
Cash distributions to members and noncontrolling interests		(3,186,975)	(32,192)	-	(3,219,167)	(271,330)	(3,490,497)

Balance, March 31, 2009 (unaudited)	148,231	$80,327,779	$(501,188)	$(3,266,854)	$76,559,737	$1,984,878	$78,544,615

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net income	$1,675,039	$7,573,210
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(2,196,878)	(4,392,725)
Finance income	-	(675,724)
Income from investments in joint ventures	(1,006,581)	(680,402)
Net gain on sales of equipment and unguaranteed residual values	(128,543)	(6,807,518)
Depreciation and amortization	1,971,474	5,452,457
Interest expense on non-recourse financing paid directly
to lenders by lessees	116,114	464,101
Changes in operating assets and liabilities:
Collection of finance leases	695,943	1,021,719
Restricted cash	49,319	18,566
Intangibles	(1,080,191)	-
Other assets, net	(654,793)	(111,073)
Deferred revenue	13,013	(20,587)
Due to/from Manager and affiliates, net	(108,782)	72,086
Accrued expenses and other current liabilities	2,278,986	145,235
Distributions from joint ventures	1,006,581	298,881

Net cash provided by operating activities	2,630,701	2,358,226

Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	228,815	17,190,436
Investment in financing facility	-	(164,822)
Distributions received from joint ventures, in excess of profits	645,537	729,503

Net cash provided by investing activities	874,352	17,755,117

Cash flows from financing activities:
Repayment of revolving line of credit	-	(2,000,000)
Repayments of non-recourse long-term debt	(731,700)	-
Cash distributions to members	(3,219,167)	(3,222,384)
Additional member shares redeemed	-	(83,697)
Distributions to noncontrolling interests	(271,330)	(214,561)

Net cash used in financing activities	(4,222,197)	(5,520,642)

Effects of exchange rates on cash and cash equivalents	(2,398)	-

Net (decrease) increase in cash and cash equivalents	(719,542)	14,592,701
Cash and cash equivalents, beginning of the period	3,784,794	4,448,826

Cash and cash equivalents, end of the period	$3,065,252	$19,041,527

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2009	2008
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
directly to lenders by lessees	$2,196,878	$4,392,725
Transfer from net investment in finance lease to fixed assets	$6,829,746	$-
Transfer of non-recourse long-term debt in connection with
sale of subsidiary	$-	$10,906,321

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.